
<ARTICLE>         OPUR3

<LEGEND>             This schedule contains summary financial information extracted from the December 31, 1995 consolidated balance sheet and the consolidated statements of income, shareholders' equity and cash flows for the twelve-month period ended 12/31/95 is qualified in its entirety by references to such financial statements.

</LEGEND>
<MULTIPLIER>      1,000

<PERIOD-START>                                            JAN-01-1995
<PERIOD-TYPE>                                                    YEAR
<FISCAL-YEAR-END>                                         DEC-31-1995
<PERIOD-END>                                              DEC-31-1995
<BOOK-VALUE>                                                 PER-BOOK
<TOTAL-ASSETS>                                              1,933,061
<TOTAL-OPERATING-REVENUES>                                    384,750
<NET-INCOME>                                                  229,230

